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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 1
To Registration Statement on Form 8-A, dated March 12, 2003

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

BOSTON BIOMEDICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State of Incorporation or Organization)	04-2652826 (I.R.S. Employer Identification No.)
375 West Street, West Bridgewater, MA 02379 (Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:             (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange on Which Each Class Is To Be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights

(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        Reference is made to the description of the Preferred Share Purchase Rights contained in the Registrant's Form 8-A filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, on March 12, 2003, which is incorporated herein by reference.

Item 2. Exhibits.

4.01	Rights Agreement between the Registrant and Computershare Trust Company, as Rights Agent, dated as of February 27, 2003 (Filed as Exhibit 4 to the Registrant's Current Report on Form 8-K filed with the Commission on March 12, 2003).*
4.02	Amendment No. 1 to Rights Agreement, dated as of April 16, 2004 (Filed as Exhibit 4 to the Registrant's Form 8-K filed with the Commission on April 16, 2004).*

*
Not filed herewith. In accordance with Rule 12b-32 promulgated pursuant to the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 16, 2004	BOSTON BIOMEDICA, INC.
	By:	/s/ KEVIN W. QUINLAN Kevin W. Quinlan President, Chief Operating Officer and Treasurer

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE